Bionano Genomics Reports Second Quarter 2021 Financial Results and Highlights Recent Business Progress

–226% year-over-year total revenue increase driven by growth in the Saphyr installed base
–All 2021 milestones on track
–Strong balance sheet with $333 million in cash as of June 30, 2021
–Conference call today, Wednesday, August 4, at 4:30 pm ET

SAN DIEGO, August 4, 2021 – Bionano Genomics, Inc. (NASDAQ: BNGO) today reported financial results and business achievements for the second quarter ended June 30, 2021 and highlighted recent corporate updates.

“We had a strong quarter to cap off the first half of 2021, which we believe was one of the most transformational periods in Bionano’s history. For the quarter ended June 30, 2021, total revenue was $3.9 million, up 226% on a year-over-year basis, and we demonstrated great performance in many areas of our execution, including the achievement of our strategic goals to facilitate customer development of laboratory developed tests (LDTs) based on optical genome mapping (OGM) with Saphyr and to gain accreditation in certain European countries,” commented Erik Holmlin, PhD, CEO of Bionano Genomics. “With OGM, we are aiming to transform the way the world sees the genome in our relentless pursuit of enabling genomic insights and elevating human wellness.”

Chris Stewart, Chief Financial Officer of Bionano added: “The second quarter of 2021 was very positive for Bionano, with steady and continued year-over-year revenue growth, a strong cash position of $333 million at quarter-end, and significant momentum in the cytogenetics market with increased global adoption of our product. To gain further traction in the market, we are focused on reimbursement in the United States, converting the existing cytogenetics workflow in Europe and increasing our installed base to our target number of 150 Saphyr systems by year-end.”

Key Business Highlights

The Company executed on its commercialization strategy, continued to build scientific momentum by presenting data at key scientific meetings and drove utilization of Saphyr at key institutions across the globe, with the following highlights:

–Shipped 13 Saphyr systems in the quarter ended June 30, 2021, compared to 6 systems shipped in the same quarter in 2020. Installations completed in the quarter brought the total number of Saphyr systems installed to 121 as of June 30, 2021.

–Sold 2,742 nanochannel array flow cells during the quarter ended June 30, 2021, representing Bionano’s highest quarter for such sales ever. The increase represents 93% growth over the same quarter in 2020.

–Gained Saphyr adoption at several notable cytogenetics laboratories in the United States, including Children’s Hospital of Cincinnati, which is using OGM to identify structural variations in pediatric leukemias. Outside the US, Saphyr was adopted in Korea, Europe, Africa and China, including at Medicover in Germany, one of the largest commercial diagnostic companies in Europe and at NuProbe in China, a cutting-edge company developing cancer diagnostic assays.

–In the United Kingdom, Saphyr was adopted by two large laboratories belonging to the National Health System (NHS): King’s College Hospital in London and the NHS Regional Genetics Laboratory in Belfast City Hospital.

–The rise in publications and presentations featuring OGM data that began in Q1 continued in Q2. Bionano experienced its largest presence to-date at the 2021 Annual Clinical Genetics Meeting of the American College of Medical Genetics and Genomics (ACMG), which was held April 13-16. The meeting featured a total of sixteen presentations by Saphyr customers and Bionano scientists, almost three times the number presented last year and nearly all based on work done in the United States.

–Two peer-reviewed studies from world renowned scientists and clinicians from prestigious institutions in Europe, including Radboud University Medical Center, Cochin Hospital in Paris, Hospices Civils in Lyon and the University Hospital of Clermont-Ferrand, were published back-to-back in the American Journal of Human Genetics. The papers outlined the utility of OGM as a superior alternative to traditional methods for structural variant analysis.

–Bionano customers delivered a record number of presentations featuring OGM data at the 2021 European Cytogenomics Conference, which helps support the increased adoption of Saphyr in Europe and shows the wide range of clinical research applications for OGM. The data presented in the talks from leading key clinicians and posters showcased OGM as a superior solution for genomic analysis in leukemia and genetic disease compared to traditional techniques.

–Bionano’s Dr. Alka Chaubey and Cancer Genomics Consortium President Dr. Yassmine Akkari presented on the significant role of OGM and its potential to transform the cytogenetics market at the 2021 International Conference of the Board of Genetic Counseling.

–Enhanced senior management team with the appointments of Jason Priar as Chief Commercial Officer and Richard Shippy as Chief Business Officer.

–On May 4th, 2021, Bionano was issued the U.S. patent “METHODS AND DEVICES FOR SINGLE-MOLECULE WHOLE GENOME ANALYSIS,” which covers novel labeling methods that complement Bionano’s whole-genome mapping approach by allowing the targeting in certain areas of the genome and provide a higher level of resolution below the typical 500 bp cutoff of OGM with Saphyr.

–Bionano was added as a member of the US small-cap Russell 2000® index on June 28, 2021, which means Bionano’s share performance is now included in a leading benchmark for institutional investors. Membership in the Russell 2000® Index, which remains in place for one year, is based on membership in the broad-market Russell 3000® Index.

–Made significant progress in the field for development of LDTs and accreditation in Europe, including Belgium, Germany and Spain. Two sites in the US, Augusta University and Praxis Genomics, applied for and received proprietary laboratory analysis (PLA) codes. These codes are expected to be used by these institutions to establish reimbursement for OGM tests performed in their laboratories. Pricing for these PLA codes are anticipated to be determined and released by the end of this year.

–At the 2021 Annual Cancer Genomics Consortium being held August 1-4th, 2021, which is one of the most important cancer genetics meetings in the world, Bionano customers delivered 10 presentations highlighting the benefits of OGM for clinical research applications in solid tumor analysis, hematological malignancies, products of conception, prenatal and postnatal constitutional genetics.

Financial Highlights

–Total revenue was $3.9 million for the three months ended June 30, 2021, up 226% from $1.2 million in the same period in 2020. Year-over-year, revenue was up in all geographies and across both product and service revenue for the three and six months ended June 30, 2021 as compared to the same periods in 2020.

The increase in global product sales was driven by increased demand for our Saphyr instrument and consumables, while the increase in service revenue was primarily driven by our Lineagen subsidiary.

–Gross margin for the second quarter of 2021 was 37%, up from 33% in the first quarter of 2021, primarily due to a shift in sales, and down 12% from the same period in 2020, due mainly to a substantial increase in revenue contribution from instruments off of the COVID-19-driven low in the second quarter of 2020.

–Second quarter operating expense was $17.9 million, compared to $12.2 million in the first quarter of 2021 and $8.0 million in the second quarter of 2020. The year-on-year increase was primarily due to expenses from the Lineagen acquisition and increased headcount-related spending as we build out all facets of the organization to support our expected commercial progress. In addition, the second quarter of 2020 was affected by the COVID-19 driven cost savings measures, including across the board salary reductions. The sequential increase was mainly due to $3.7 million in increased headcount and related expenses, including a $1.4 million increase in non-cash stock based compensation due to second quarter 2021 employee equity grants amplified by the impact of our higher stock price.

–In other income and expenses, we recorded a net expense of $2.3 million, which was largely associated with the payment in full of the $16 million outstanding balance on our Innovatus term loan and the end of term fees and accrued interest, $1.2 million of which was non-cash.

–At June 30, 2021, the Company had cash and cash equivalents of $333 million compared to cash and cash equivalents of $38.4 million at December 31, 2020. The increase in cash is due to the equity raises that were completed in January 2021.

Remaining Anticipated Milestones for 2021 – Initiatives to Drive Global Adoption of Saphyr

3Q21: Commercial release of prenatal assays and expansion of the menu of pediatric assays
4Q21: Interim publication of results from pediatric clinical study
4Q21: Validation of LDTs by 3 sites in both our prenatal clinical study and our pediatric clinical study
4Q21: Initial prototype of next gen high throughput Saphyr
4Q21: Reach installed base of 150 systems to achieve a 50% increase over year end 2020

Conference Call & Webcast Details

Date:	Wednesday, August 4, 2021
Time:	4:30 p.m. Eastern Time
Toll Free:	1-877-407-0784
International:	1-201-689-8560
Conference ID:	13722135
Webcast:	https://edge.media-server.com/mmc/p/buc9p49d

To access the call, participants should dial the applicable telephone number above at least 5 minutes prior to the start of the call. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

About Bionano Genomics
Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing, and providing diagnostic testing for those with autism spectrum disorder (ASD) and other neurodevelopmental disabilities through its Lineagen business. Bionano’s Saphyr system is a research use only platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools. Bionano provides genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. Lineagen has been providing genetic testing services to families and their healthcare providers for over nine years and has performed over 65,000 tests for those with neurodevelopmental concerns. For more information, visit www.bionanogenomics.com or www.lineagen.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the significance of Bionano OGM data presented in the publications and presentations discussed in this press release; Bionano OGM’s superiority in genomic analysis as compared to traditional techniques; our efforts and expectations regarding adoption of Saphyr through the United States and Europe; the potential reimbursement of LDTs based on Saphyr; our cash position and its potential impact on our ability to execute our operational objectives; our anticipated milestones for the rest of 2021; and the advancement of our business strategy. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive products; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; the loss of key members of management and our commercial team; our inability to achieve the anticipated benefits from our acquisition of Lineagen; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations and
Media Contact:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com

Bionano Genomics, Inc.
Condensed Consolidated Balance Sheet
	(Unaudited)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$332,554,000	$38,449,000
Accounts receivable, net	2,838,000	2,775,000
Inventory	4,890,000	3,316,000
Prepaid expenses and other current assets	1,683,000	2,250,000
Total current assets	341,965,000	46,790,000
Property and equipment, net	6,084,000	4,910,000
Intangible Assets	1,317,000	1,475,000
Goodwill	7,173,000	7,173,000
Other Long Term Assets	$270,000	$103,000
Total assets	$356,809,000	$60,451,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,745,000	$2,930,000
Accrued expenses	6,540,000	5,599,000
Contract liabilities	445,000	416,000
Total current liabilities	10,730,000	8,945,000
Long-term debt	—	16,326,000
Long-term contract liabilities	213,000	98,000
Total liabilities	10,943,000	25,369,000
Stockholders’ equity:
Common stock	28,000	19,000
Additional paid-in capital	518,255,000	178,747,000
Accumulated deficit	(172,417,000)	(143,684,000)
Total stockholders’ equity	345,866,000	35,082,000
Total liabilities and stockholders’ equity	$356,809,000	$60,451,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$2,496,000	$940,000	$4,545,000	$1,923,000
Service and other revenue	1,360,000	242,000	2,479,000	395,000
Total revenue	3,856,000	1,182,000	7,024,000	2,318,000
Cost of revenue:
Cost of product revenue	1,869,000	515,000	3,383,000	1,289,000
Cost of service and other revenue	548,000	88,000	1,159,000	170,000
Total cost of revenue	2,417,000	603,000	4,542,000	1,459,000
Operating expenses:
Research and development	4,086,000	2,401,000	6,765,000	5,075,000
Selling, general and administrative	13,829,000	5,613,000	23,357,000	12,981,000
Total operating expenses	17,915,000	8,014,000	30,122,000	18,056,000
Loss from operations	(16,476,000)	(7,435,000)	(27,640,000)	(17,197,000)
Other income (expenses):
Interest expense	(210,000)	(561,000)	(748,000)	(1,322,000)
Gain on forgiveness of PPP Loan	—	—	1,775,000	—
Loss on debt extinguishment	(2,076,000)	—	(2,076,000)	—
Other expenses	(15,000)	(73,000)	(29,000)	(55,000)
Total other income (expenses)	(2,301,000)	(634,000)	(1,078,000)	(1,377,000)
Loss before income taxes	(18,777,000)	(8,069,000)	(28,718,000)	(18,574,000)
Provision for income taxes	(9,000)	(5,000)	(15,000)	(10,000)
Net loss	$(18,786,000)	$(8,074,000)	$(28,733,000)	$(18,584,000)